Exhibit 99.1

News Release	Zep Inc.

1310 Seaboard Industrial Blvd., NW Atlanta, GA 30318 www.zepinc.com

Zep Inc. Reports First Quarter Financial Results

•	Revenue and EPS decline for the quarter

•	Gross margins continue to be impacted by commodity costs

•	Sequential gross margin improvement in the quarter encouraging

•	Progress made on key long-term initiatives

ATLANTA, January 9, 2012 (BUSINESS WIRE) — Zep Inc. (NYSE:ZEP), a leading producer and marketer of a wide range of cleaning and maintenance solutions, today reported financial results for the three-month period ended November 30, 2011.

Results for the first fiscal quarter of 2012 continued to reflect mixed market performance, as growth in the automotive aftermarket, food processing and industrial maintenance and repair operations end-markets was more than offset by declines in certain other end-markets such as government, vehicle wash and in home improvement retail.  While revenue and earnings in the first quarter of fiscal year 2012 were lower compared to the same period last year, the Company experienced significantly improved gross margin performance as compared with the immediately preceding quarter.  The following is a summary of the Company’s financial results for the first fiscal quarter of 2012:

•                  Revenue of $153.5 million for the first quarter of fiscal 2012 represented a decrease of $3.9 million, or 2.5%, compared to revenue of $157.4 million reported in the same period a year ago.  Organic sales volume remained under pressure, declining 2.8% on a year-over-year basis.

•                  Net income for the first quarter of fiscal 2012 was $3.6 million, a decrease of 27.5% compared to the $4.9 million in net income reported for the prior year period.

•                  Fully diluted earnings per share (EPS) for the first quarter of 2012 was $0.16, down 27.3% from fully diluted EPS of $0.22 in the first quarter of fiscal 2011.

•                  EBITDA (earnings before interest, income tax, depreciation and amortization expenses) for the first quarter of fiscal 2012 totaled $10.5 million, a decline of 29.4% compared to $14.8 million in adjusted EBITDA reported for the first quarter of fiscal 2011.

•                  Net income for the first quarter of fiscal 2012 declined 39.3% when compared to adjusted net income of $5.9 million in the prior year period; fully diluted EPS for the quarter declined 40.7% when compared to $0.27 of fully diluted adjusted EPS for the same period a year ago.  Fully diluted adjusted EPS in the first quarter of fiscal year 2011 included $0.05 per diluted share of charges recorded in connection with acquisition and restructuring activities.  The Company incurred no such charges or adjustments that were significant during the first quarter of fiscal 2012, and, therefore the current quarter’s results are presented on a reported basis throughout this press release.

•                  Free cash flow (defined as Net Cash Provided by Operating Activities less Purchases of property, plant, and equipment plus Proceeds from sale of property, plant, and equipment) consumed during the first quarter of fiscal year 2012 was $2.1 million compared with $2.9 million of free cash flow generated during the same period last year.  The change in year-over-year free cash flow is due primarily to the result of lower net income earned and planned technology investments made in the first quarter of fiscal 2012.

“Whereas results in the first quarter reflect a challenging operating environment, I was encouraged to see that gross profit margins have begun to improve sequentially during the quarter as expected,” said John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “We remain confident that results in the second half of fiscal 2012 will improve as a result of better margins and the improved results from the impact of key initiatives.”

Gross profit of $72.9 million for the quarter was $5.9 million lower than the prior year’s adjusted gross profit.  As a percentage of sales, adjusted gross profit declined 260 basis points to 47.5% compared with the same period last year.  The decline in gross profit as a percentage of sales from last year was primarily due to inflation in the cost of raw materials (particularly petroleum-based products) that outpaced the Company’s ability to increase selling prices.  Compared to the prior quarter, however, gross profit as a percentage of sales improved 270 basis points primarily due to more favorable labor and overhead absorption and improving material margins. “We are seeing that the initial benefits of specific pricing sourcing, and product line management actions we’ve implemented are beginning to create a more favorable relationship between raw material costs and pricing for our material margins,” added Mark R. Bachmann, Executive Vice President and Chief Financial Officer of Zep Inc.  “Based on current operating conditions, we expect material margins to improve in the second half of our fiscal year relative to the first fiscal half.”

Mr. Morgan concluded by saying, “We are committed to and focused on our long term growth strategy.  Our acquired platforms have provided us with expanded market access, and we expect that growth from these channels, our efforts to diversify our retail exposure, and continued focus on food processing and other key verticals in our Sales and Service organization will drive future profitable growth.”

Adjustments to Reported Results

The following table provides a reconciliation of adjusted earnings per diluted share to reported (GAAP) diluted earnings per share:

	Three Months Ended November 30,
	2011	2010

Reported (GAAP) Diluted Earnings Per Share	$0.16	$0.22
Incremental expense due to increased basis of acquired inventories	—	0.02
Restructuring charges	—	0.02
Adjusted Diluted Earnings Per Share (a)(b)	$0.16	$0.27

(a) We provide adjusted results that exclude restructuring charges, acquisition costs and other special items to reflect the impact of our initiatives to improve productivity. We provide adjusted information as an addition to, and not as a substitute for, financial measures presented in accordance with GAAP. We believe the adjusted presentation is a beneficial supplemental disclosure to investors in analyzing and assessing our past and future performance.

(b) Rounding may affect summary presentation of adjusted diluted earnings per share totals.

The unaudited consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are supplemented by a table of adjusted operating results, which includes non-GAAP financial information that may or may not be referenced in this press release, including adjusted gross profit, adjusted EBITDA, adjusted net income, and adjusted diluted earnings per share. This non-GAAP financial information is provided to enhance the user’s overall understanding of our financial performance. Specifically, management believes the non-GAAP financial information provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. This non-GAAP financial information should be considered in addition to, and not as a substitute for, or superior to, results prepared in accordance with GAAP. Moreover, this non-GAAP information may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial information included in this earnings release has been reconciled to the nearest GAAP measure in the tables at the end of this press release.

A more detailed discussion of our long-term objectives and financial goals may be found in our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). The Forms 10-K and 10-Q are available via our website at www.zepinc.com.

Conference Call

As previously announced, the Company will host a conference call to discuss first quarter operating results on Monday, January 9, 2012 at 8:30 a.m. ET.  The call and accompanying presentation will be webcast and may be accessed through the Company’s website at www.zepinc.com or by dialing in at 719-325-2320, access code: 2114760.  A replay of the call will be posted to the website within two hours of completion of the conference call.

About Zep Inc.

Zep Inc., with fiscal 2011 net sales of $646 million, is a leading producer and marketer of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep Inc.’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products, as well as high performance products and professional grade chemical products for the automotive, fleet maintenance, industrial/MRO supply, institutional supply and motorcycle markets. We market these products and services under well recognized and established brand names, such as Zep(R), Zep Commercial(R), Zep Professional(TM), Enforcer(R), National Chemical(R), Selig(TM), Misty(R), Next Dimension(TM), Petro(R), i-Chem(R), TimeMist(R), TimeWick, MicrobeMax(TM), Country Vet(R), Konk(TM), Niagara National(TM) and a number of private labeled brands. Some of Zep’s brands have been in existence since the Company’s 1937 founding. Zep Inc.’s headquarters are in Atlanta, Georgia. Visit our website at www.zepinc.com.

Investor Contact:	Media Contact:
Tony Mezza	Michael Ares
Zep Inc.	Fleishman-Hillard
404-603-7762	404-739-0133

# # #

Forward Looking Statements

This release contains, and other written or oral statements made by or on behalf of Zep may include, forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents that are filed with the SEC or in connection with oral statements made to the press, potential investors or others. Specifically, forward-looking statements may include, but are not limited to, statements relating to our future economic performance, business prospects, revenue, income, and financial condition; and statements preceded by, followed by, or that include the words “expects,” “believes,” “intends,” “will,” “anticipates,” and similar terms that relate to future events, performance, or our results. Examples of forward-looking statements in this press release include but are not limited to:  statements regarding growth, expected margin improvement, and other benefits that we may realize as a result of executing our long-term initiatives.

Our forward-looking statements are subject to certain risks and uncertainties that could cause actual results, expectations, or outcomes to differ materially from our historical experience as well as management’s present expectations or projections. These risks and uncertainties include, but are not limited to:

•                  economic conditions in general;

•                  customer and supplier relationships and prices;

•                  competition;

•                  ability to realize anticipated benefits from strategic planning initiatives and timing of benefits;

•                  market demand; and

•                  litigation and other contingent liabilities, such as environmental matters.

A variety of other risks and uncertainties could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. A number of those risks are discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended August 31, 2011. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

Zep Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share data)

	NOVEMBER 30, 2011	AUGUST 31, 2011
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,000	$7,219
Accounts receivable, less reserve for doubtful accounts of $4,321 at November 30, 2011 and $4,515 at August 31, 2011	85,112	95,681
Inventories	68,192	61,147
Deferred income taxes	8,101	8,169
Prepayments and other current assets	12,977	9,896
Total Current Assets	178,382	182,112
Property, Plant, and Equipment, at cost:
Land	4,518	4,535
Buildings and leasehold improvements	59,496	59,529
Machinery and equipment	101,719	100,029
Total Property, Plant, and Equipment	165,733	164,093
Less - Accumulated depreciation and amortization	96,814	96,225
Property, Plant, and Equipment, net	68,919	67,868
Other Assets:
Goodwill	84,112	84,418
Identifiable intangible assets	64,027	65,136
Deferred income taxes	959	1,020
Other long-term assets	3,005	3,215
Total Other Assets	152,103	153,789
Total Assets	$399,404	$403,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$15,000	$15,000
Accounts payable	55,628	56,821
Accrued compensation	18,146	18,161
Other accrued liabilities	24,640	27,482
Total Current Liabilities	113,414	117,464
Long-term debt, less current maturities	104,575	104,650
Deferred Income Taxes	6,172	6,224
Self-Insurance Reserves, less current portion	3,441	3,443
Other Long-Term Liabilities	22,108	22,865
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 21,736,873 issued and outstanding at November 30, 2011, and 21,631,850 issued and outstanding at August 31, 2011	217	216
Paid-in capital	93,850	92,925
Retained earnings	41,668	38,970
Accumulated other comprehensive income items	13,959	17,012
Total Stockholders’ Equity	149,694	149,123
Total Liabilities and Stockholders’ Equity	$399,404	$403,769

Zep Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except per-share data)

	THREE MONTHS ENDED NOVEMBER 30,
	2011	2010
Net Sales	$153,498	$157,441
Cost of Products Sold	80,571	79,390
Gross Profit	72,927	78,051
Selling, Distribution, and Administrative Expenses	65,521	67,673
Restructuring Charges	—	718
Operating Profit	7,406	9,660
Other Expense (Income):
Interest expense, net	1,432	1,872
Loss (Gain) on foreign currency transactions	250	(161)
Miscellaneous expense, net	167	100
Total Other Expense	1,849	1,811
Income before Provision for Income Taxes	5,557	7,849
Provision for Income Taxes	1,978	2,910
Net Income	$3,579	$4,939
Earnings Per Share:
Basic Earnings per Share	$0.16	$0.23
Basic Weighted Average Number of Shares Outstanding	21,704	21,387
Diluted Earnings per Share	$0.16	$0.22
Diluted Weighted Average Number of Shares Outstanding	22,041	21,871
Dividends Declared per Share	$0.04	$0.04

Zep Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	THREE MONTHS ENDED NOVEMBER 30,
	2011	2010
Cash Provided by Operating Activities:
Net income	$3,579	$4,939
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	3,465	3,563
Gain on disposal of fixed assets	(43)	—
Excess tax benefits from share-based payments	(6)	(231)
Other non-cash charges	869	854
Deferred income taxes	78	882
Change in assets and liabilities, net of effect of acquisitions and divestitures -
Accounts receivable	8,939	8,137
Inventories	(7,629)	(4,870)
Prepayments and other current assets	(3,190)	(1,507)
Accounts payable	(580)	(2,770)
Accrued compensation and other current liabilities	(2,249)	(3,235)
Self insurance and other long-term liabilities	(760)	(377)
Other assets	(825)	(852)
Net Cash Provided by Operating Activities	1,648	4,533
Cash Used for Investing Activities:
Purchases of property, plant, and equipment	(3,767)	(1,623)
Acquisitions	—	(74,342)
Proceeds from sale of property, plant, and equipment	43	—
Net Cash Used for Investing Activities	(3,724)	(75,965)
Cash (Used for) Provided by Financing Activities:
Proceeds from credit facility borrowings	93,300	144,500
Repayments of borrowings from credit facility	(93,375)	(83,675)
Employee stock issuances	58	99
Excess tax benefits from share-based payments	6	231
Dividend payments	(881)	(871)
Net Cash (Used for) Provided by Financing Activities	(892)	60,284
Effect of Exchange Rate Changes on Cash	(251)	637
Net Change in Cash and Cash Equivalents	(3,219)	(10,511)
Cash and Cash Equivalents at Beginning of Period	7,219	25,257
Cash and Cash Equivalents at End of Period	$4,000	$14,746

Zep Inc.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In thousands, except share and per-share data)

	Three Months Ended November 30,
	2011	2010

Reported (GAAP) Gross Profit	$72,927	$78,051
Incremental expense due to increased basis of acquired inventories (a)	—	807

Adjusted Gross Profit	$72,927	$78,858

Adjusted Gross Profit Margin	47.5%	50.1%

	Three Months Ended November 30,
	2011	2010

Reported (GAAP) Net Income	$3,579	$4,939

Interest expense, net	1,432	1,872
Provision for Income Taxes	1,978	2,910
Depreciation and Amortization	3,465	3,563

EBITDA	$10,454	$13,284
Incremental expense due to increased basis of acquired inventories (a)	—	807
Restructuring charges (b)	—	718
Adjusted EBITDA	$10,454	$14,809

Adjusted EBITDA Margin	6.8%	9.4%

	Three Months Ended November 30,
	2011	2010

Reported (GAAP) Net Income	$3,579	$4,939

Incremental expense due to increased basis of acquired inventories (a)	—	508
Restructuring charges (b)	—	452
Adjusted Net Income	$3,579	$5,899

	Three Months Ended November 30,
	2011	2010

Reported (GAAP) Diluted Earnings Per Share	$0.16	$0.22

Incremental expense due to increased basis of acquired inventories (a)	—	0.02
Restructuring charges (b)	—	0.02
Adjusted Diluted Earnings Per Share (c)	$0.16	$0.27

(a)          Under the purchase method of accounting, the total purchase price for certain assets and liabilities of Waterbury Companies, Inc. has been allocated to net tangible and intangible assets based on their estimated fair values as of the September 2, 2010 closing date of the acquisition. The estimated fair value of acquired finished goods inventories exceeded the historical net book value for such goods by $1.0 million. As a result of this step-up in asset basis, we recognized an increase of cost of goods sold totaling $0.8 million in the first fiscal quarter of 2011.

(b)         In the first quarter of fiscal 2011, we recorded a restructuring charge of $0.7 million for costs associated with facility consolidations and non-sales related headcount reductions.  .

(c)          Rounding may affect summary presentation of adjusted diluted earnings per share totals.